UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018

KUSH BOTTLES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Newport Circle, Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2018 (the “Separation Date”), Ben Wu, the President and Chief Operating Officer of Kush Bottles, Inc. (the “Company”), entered into a Separation Agreement with the Company pursuant to which Mr. Wu will resign as President and Chief Operating Officer of the Company, effective as of the Separation Date. Mr. Wu’s resignation did not result from any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments. As described below, Mr. Wu will continue to serve as a consultant to the Company for an initial term of six months.

In connection with Mr. Wu’s resignation, Jim McCormick, the Company’s Chief Financial Officer, assumed the role of Chief Operating Officer as of the Separation Date.

Separation Agreement

The Separation Agreement provides that, among other things, (a) Mr. Wu will receive a severance payment of $30,000, which will be payable in three monthly installments following the Separation Date, (b) the Company will amend the terms of fully vested options currently held by Mr. Wu to purchase 1,000,000 shares of the Company’s common stock to (i) extend the exercise period with respect to such options until the one-year anniversary of the Separation Date (the “Year Anniversary”), subject to certain monthly limitations and (ii) provide that upon a change of control of the Company, all such options shall become immediately vested and exercisable, and (c) Mr. Wu will receive 100,000 restricted shares of the Company’s common stock, which will vest fully on the earlier to occur of (i) the one-year anniversary of the Year Anniversary or (ii) a change of control of the Company. The Separation Agreement also contains a general release in favor of the Company.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Consulting Agreement

In connection with his resignation, on January 19, 2018 (the “Consulting Start Date”), Mr. Wu and the Company entered into a consulting agreement (the “Consulting Agreement”), effective as of the Consulting Start Date. Pursuant to the Consulting Agreement, Mr. Wu will provide certain consulting services to the Company for an initial term of six months, which term will automatically renew for successive one-month periods unless either party provides 30 days’ prior written notice. Mr. Wu will be entitled to fees of $12,500 per month for the consulting services he will provide to the Company. The Consulting Agreement prohibits Mr. Wu from soliciting the Company’s employees during the term of the Consulting Agreement and for twelve months after its termination or expiration.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Consulting Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 8.01.	Other Events.

On January 12, 2018, the Company issued a press release announcing the resignation of Mr. Wu and the appointment of Mr. McCormick to the role of Chief Operating Officer in addition to his existing role as Chief Financial Officer. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Separation Agreement dated as of January 12, 2018 by and between Kush Bottles, Inc. and Ben Wu
10.2	Consulting Agreement dated as of January 19, 2018 by and between Kush Bottles, Inc. and Ben Wu
99.1	Press Release issued by Kush Bottles, Inc. on January 12, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSH BOTTLES, INC.
(Registrant)

January 19, 2018	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Separation Agreement dated as of January 12, 2018 by and between Kush Bottles, Inc. and Ben Wu
10.2	Consulting Agreement dated as of January 19, 2018 by and between Kush Bottles, Inc. and Ben Wu
99.1	Press Release issued by Kush Bottles, Inc. on January 12, 2018